Exhibit 4.93
REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (as it may be amended from time to time in accordance with the terms hereof, the “Agreement”) is made and entered into effective as of 7 November, 2018, by and among Seanergy Maritime Holdings Corp., a Marshall Islands corporation (the “Company”), and Cargill International SA (together with its transferees that become party hereto, the “Investor”).
RECITALS
A. As partial consideration in respect of the agreements among, inter alios, the Company’s subsidiaries, Champion Ocean Navigation Co. Limited and Champion Marine Co. and the Investor regarding the sale and purchase, bareboat and time chartering of the vessel M/V Championship (the “Transaction”), the Company issued 1,800,000 shares (the “Vessel Sale Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to the Investor.
B. The offering of the Vessel Sale Shares was made by the Company pursuant to an exemption from the registration requirements of the Securities Act.
C. Simultaneously with, or, as the case may be, prior to, the closing of the Transaction, the Vessel Sale Shares were issued to the Investor.
D. The execution and delivery of this Agreement by the Company is a condition precedent to the closing of the Transaction and the Investor acquiring the Vessel Sale Shares.
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual representations, warranties, covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Definitions. As used in this Agreement, the following terms shall have the following meanings:
“Advice” shall have the meaning set forth in Section 6(b).
“Agreement” shall have the meaning set forth in the preamble above.
“Availability Date” shall have the meaning set forth in Section 3(j).
“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.
“Commission” means the Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.
“Common Stock” shall have the meaning set forth in the recitals above.

“Effectiveness Period” shall have the meaning set forth in Section 3(b).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Holder” or “Holders” means the Investor and any subsequent permitted transferees or assignees under Section 6(f) of this Agreement.
“Indemnified Party” shall have the meaning set forth in Section 6(c).
“Indemnifying Party” shall have the meaning set forth in Section 6(c).
“Investor” shall have the meaning set forth in the preamble.
“Losses” shall have the meaning set forth in Section 6(a).
“Other Holders” shall have the meaning set forth in Section 2(b).
“Piggyback Registration” shall have the meaning set forth in Section 2(a).
“Plan of Distribution” shall have the meaning set forth in Section 3(b).
“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.
“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
“Registrable Securities” means (i) all Vessel Shares held by the Holder, (ii) all shares of Common Stock issuable upon exercise, conversion or exchange of any option, warrant or convertible security not then subject to vesting or forfeiture to the Company and (iii) all shares of Common Stock directly or indirectly issued or then issuable with respect to the securities referred to in clauses (i) or (ii) above by way of a stock dividend or stock split, or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (w) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (x) such securities shall have been transferred pursuant to Rule 144, (y) such Holder is able to immediately sell such securities under Rule 144 without application of the volume restrictions of paragraph (e) of Rule 144, as determined by counsel to the Holder, or (z) such securities shall have ceased to be outstanding.

 “Registration Statement” means each registration statement used for any registration of Registrable Securities hereunder, including the Prospectus, amendments and supplements to the registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in the Registration Statement.
“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Suspension Certificate” shall have the meaning set forth in Section 6(d).
“Trading Market” means the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Capital Market; and, with respect to any particular date, shall mean the Trading Market on which the Common Stock is listed or quoted for trading on such date.
“Transaction” shall have the meaning set forth in the recitals above.
“Transfer” shall mean to, directly or indirectly, sell, transfer, assign, or similarly dispose of, , or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, or similar disposition of, any Registrable Securities owned by the Investor or any interest (including a beneficial interest) in any Registrable Securities owned by the Investor. “Transfer”, when used as a noun, shall have a correlative meaning.
“Vessel Sale Shares” shall have the meaning set forth in the recitals above.
2. Registration.
(a) Right to Piggyback. If the Company proposes to register any of its common equity securities under the Securities Act (other than a registration statement on Form S-8 or on Form F-4 or any similar successor forms thereto or in connection with (A) an employee stock option, stock purchase or compensation plan or securities issued or issuable pursuant to any such plan, (B) a dividend reinvestment plan or (C) a merger or the acquisition of the securities or substantially all the assets of another entity), whether for its own account or for the account of one or more shareholders of the Company, and the registration form to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice (in any event within 5 Business Days after its receipt of notice of any exercise of other demand registration rights) to all Holders of its intention to effect such a registration and shall, subject to Sections 2(b) and 2(c), include in such registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 Business Days after the delivery of the Company’s notice. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion.

 (b) Priority on Primary Piggyback Registrations. If, (i) as a result of applicable law or based upon comments received by the Commission, all of the securities to be included in the registration statement for any Piggyback Registration initiated as a primary registration on behalf of the Company, cannot be so included, or (ii) a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without having an adverse effect on such offering, then the Company shall include in such registration statement (x) first, the securities the Company proposes to sell, (y) second, the securities other than Registrable Securities requested to be included therein by the holders of such other securities (the “Other Holders”), if any, allocated among such holders in such manner as they may agree, and (z) third, the Registrable Securities requested to be included therein by the Holders, allocated pro rata among the Holders on the basis of the number of Registrable Securities owned by each such Holder or in such manner as they may otherwise agree.
(c) Priority on Secondary Piggyback Registrations. If, (i) as a result of applicable law or based upon comments received by the Commission, all of the securities to be included in the registration statement for any Piggyback Registration initiated as a secondary registration on behalf of an Other Holder other than a Holder of Registrable Securities, cannot be so included or (ii) a Piggyback Registration is an underwritten secondary registration on behalf of an Other Holder other than a Holder of Registrable Securities, and the managing underwriters advise the Company in writing that, in their opinion, the number of securities requested to be included in such registration statement exceeds the number which can be sold in such offering without having an adverse effect on such offering, the Company shall include in such registration (x) first, the securities other than Registrable Securities requested to be included therein by the Other Holders, allocated among such holders in such manner as they may agree, (y) second, the Registrable Securities requested to be included therein by the Holders, allocated pro rata among the Holders on the basis of the number of Registrable Securities owned by each such Holder or in such manner as they may otherwise agree, and (z) third, the securities the Company proposes to sell, if any.
(d) Selection of Underwriters. If any Piggyback Registration is an underwritten primary or secondary offering, the Company shall have the right to select the managing underwriter or underwriters to administer any such offering.
3. Registration Procedures.
In connection with the Company’s registration obligations hereunder, the Company shall:
(a) Not less than five (5) Business Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto, (i) furnish to the Holders copies of all such documents proposed to be filed (including documents incorporated or deemed incorporated by reference to the extent requested by such Person) which documents will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective legal counsel to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith.
(b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to any Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the Registrable Securities included thereon for not less than one year or, if earlier, until the date on which such Registrable Securities cease to be Registrable Securities under clause (w) of the definition of “Registrable Securities” (the “Effectiveness Period”); (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to the Registration Statement or any amendment thereto; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented (the “Plan of Distribution”).
(c) Notify the Holders of Registrable Securities to be sold as promptly as reasonably possible (and, in the case of (i)(A) below, not less than two (2) Business Days prior to such filing) and (if requested by any such person) confirm such notice in writing promptly following the day (i) (A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of the Registration Statement and whenever the Commission comments on the Registration Statement (the Company shall upon request provide true and complete copies thereof and all written responses thereto as promptly as reasonably possible to each of the Holders who so requests provided such requesting Holders agree to keep such information confidential until it is publicly disclosed); and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority during the Effectiveness Period for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, and (v) of the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that such Holder of Registrable Securities agrees to keep such information confidential until it is publicly disclosed).

(d) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.
(e) To the extent requested by such Holders, furnish to each Holder, without charge, at least one conformed copy of the Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.
(f) Promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request in connection with resales by the Holder of Registrable Securities. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(c).
(g) Use its best efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each of the registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.
(h) If requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.
(i) Upon the occurrence of any event contemplated by Section 3(c)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j) Use commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange on which any of the Company’s equity securities are then listed or quoted and on each inter-dealer quotation system on which any of the Company’s equity securities are then quoted.
(k) Comply with all applicable rules and regulations of the Commission and use its reasonable best efforts to cause all Registrable Securities to be listed for trading on a Trading Market, if the Company is then listed on a Trading Market.
(l) Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the Registration Statement.
(m) Take no direct or indirect action prohibited by Regulation M under the Exchange Act.
(n) At such time as any of the Registrable Securities are eligible for resale by the Holders without volume or manner of sale limitations pursuant to Rule 144, promptly take all necessary action (including delivering any required legal opinion to the Company’s transfer agent) to facilitate the timely preparation and delivery of certificates representing all Registrable Securities (or crediting to the account of the Holder or its designee account with The Depositary Trust Company through its Deposit or Withdrawal at Custodial system (“DWAC”)), free of all restrictive legends, to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request to permit all such Registrable Securities to be sold by the Holders pursuant Rule 144 under the Securities Act.
(o) Take all such other reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of the Registrable Securities in accordance with this Agreement.
The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and the person thereof that has voting and dispositive control over the Vessel Sale Shares, for purposes of disclosure in the “Selling Stockholder” table in any Registration Statement.
4. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne and paid by the Company whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Commission, FINRA or the trading market on which the Common Stock is then listed for trading, and (B) for compliance with applicable state securities or Blue Sky laws (including reasonable fees and disbursements of counsel for the underwriters, if any, in connection with blue sky qualifications of the Registrable Securities), (ii) the fees and expenses incurred in connection with the listing of the Registrable Securities on any trading market as required hereunder, (iii) all printing, duplicating, and word processing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the Holders of a majority of the Registrable Securities included in the Registration Statement or any underwriter), (iv) messenger, telephone and delivery expenses, (v) fees and disbursements of counsel for the Company, (vi) Securities Act liability insurance, if the Company so desires such insurance, and (vii) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal and accounting expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties and all fees and expenses of the Company’s certified public accountants), the expense of the preparation of all financial statements and any audit or review thereof by the Company’s accountants or the delivery of a “comfort letter”, if any. In no event shall the Company be responsible for any broker, underwriter or similar commissions or any legal fees or other costs of the Holders attributable to the sale of the Registrable Securities.
5. Right of First Offer
(a) Right of First Offer. Subject to the terms and conditions specified in this Section 5.01, if the Investor proposes to Transfer any Registrable Securities (the “Offered Shares”) owned by it to any third party unaffiliated with such Investor (a “Third Party Offeree”) in a privately negotiated transaction (a “ROFO Transaction”), the Company shall have a right of first offer to purchase the Offered Shares.
(b) Offer Notice. Each time the Investor proposes to Transfer any Offered Shares in a ROFO Transaction, the Investor shall give written notice (the “Transfer Notice”) to the Company at least ten (10) days prior to such Transfer, stating its bona fide intention to Transfer the Offered Shares to a Third Party Offeree and specifying the number of Offered Shares and the material terms and conditions of such offer, including the price, pursuant to which the Investor proposes to Transfer the Offered Shares.
(c) Exercise of Right of First Offer. Upon receipt of the Transfer Notice, the Company shall have ten (10) days (the “ROFO Notice Period”) to offer to purchase all of the Offered Shares on the same terms and conditions as specified in the Transfer Notice by delivering a written notice (a “ROFO Offer Notice”) to the Investor stating that it offers to purchase all of the Offered Shares. If the Company does not deliver a ROFO Offer Notice for all of the Offered Shares during the ROFO Notice Period it shall be deemed to have waived its right to offer to purchase the Offered Shares pursuant to this Section 5.01, and the Investor shall thereafter be free to Transfer the Offered Shares to any unaffiliated third party on terms and conditions no more favorable to such party than those set forth in the Transfer Notice. If such Transfer is not consummated within ninety (90) days following the expiration of the ROFO Notice Period, the Company’s rights provided hereunder shall be deemed to be revived and the Offered Shares shall not be offered to any Person unless first re-offered to the Company in accordance with this Section 5.
(d) Right of First Offer Exceptions. Notwithstanding anything herein to the contrary, the provisions of this Section 5 shall not apply with respect to (i) Transfers in open-market transactions, (ii) a proposed Transfer in which the market value of the Offered Shares is less than $150,000, based on the daily volume weighted average price of the Common Stock on the trading day immediately prior to the date of the Transfer Notice on the trading market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P, or (iii) the proposed Transfer of the Registrable Securities to any permitted transferee under Section 6(e) of this Agreement.
(e) Closing. At the closing of any sale and purchase pursuant to this Section 5, the Investor shall deliver to the Company a certificate or certificates representing the Offered Shares to be sold (if any), accompanied by stock powers with signatures guaranteed and all necessary stock transfer taxes paid and stamps affixed, if necessary, against receipt of the purchase price therefor from the Company by wire transfer of immediately available funds to a bank account specified by the Investor.
6. Indemnification.
(a) Indemnification by the Company. The Company shall indemnify and hold harmless each Holder, the officers, directors, agents and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses, as incurred (collectively, “Losses”), to the extent arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law, or any rule or regulation thereunder, except to the extent, but only to the extent, that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities as set forth in the Plan of Distribution approved by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holders or the termination of this Agreement or any indemnified party and shall survive the transfer of such securities by any Holder and regardless of any indemnity agreed to in the underwriting agreement, if any, that is less favorable to the Holders.
(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its officers, directors, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, (1) that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus expressly for use therein, or (2) to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities as set forth in the Plan of Distribution approved by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto. In no event shall the liability of any Holder hereunder be greater in amount than the dollar amount of the proceeds from the sale of its Registrable Securities in the offering giving rise to such indemnification obligation, less any amounts paid by such Holder pursuant to Section 6(d) and any amounts paid by such Holder as a result of liabilities incurred under the underwriting agreement, if any, related to such sale.
(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses as incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party.
An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; (3) the Indemnified Party has reasonably concluded (based upon advice of its outside counsel) that there may be legal defenses available to it or other Indemnified Parties that are different from or in addition to those available to the Indemnifying Party, or (4) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is reasonably likely to exist between such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.
(d) Contribution. If a claim for indemnification under Section 6(a) or 6(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise) or insufficient in respect of any Losses (other than as a result of exceptions or limitations on indemnification contained in Section 6(a) or 6(b)), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.
The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the case of fraud by such Holder. The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
7. Termination and Effect of Termination. This Agreement shall terminate upon the date on which the Holders no longer holds any Registrable Securities, except for the provisions of Sections 6.1 and 6.2, which shall survive any such termination. No termination under this Agreement shall relieve any person of liability for breach or registration expenses payable pursuant to Section 4 incurred prior to termination.
8. Miscellaneous.
(a) Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. In the event of a discontinued disposition under this Section 8(a), the Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable and to provide copies of the supplemented Prospectus and/or amended Registration Statement or the Advice as soon as possible in order to enable each Holder to resume dispositions of the Registrable Securities.
(b) Amendments in Writing. No amendment, modification, waiver, termination or discharge of any provision of this Agreement, or any consent to any departure by the Company and any Holder of the then outstanding Registrable Securities from any provision hereof, shall in any event be effective unless the same shall be in writing and signed by the Company and at least a majority of the Holders of the then outstanding Registrable Securities, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the Company and at least a majority of the Holders of the then outstanding Registrable Securities.
(c) Suspension of Trading. At any time after the Registrable Securities are covered by an effective Registration Statement, the Company may deliver to the Holders of such Registrable Securities a certificate (the “Suspension Certificate”) approved by the Chief Executive Officer of the Company and signed by an officer of the Company stating that the sales of Registrable Securities under the Registration Statement would:
(i) materially interfere with any transaction that would require the Company to prepare financial statements under the Securities Act that the Company would otherwise not be required to prepare in order to comply with its obligations under the Exchange Act, or
(ii) require public disclosure of any transaction of the type discussed in Section 8(c)(i) prior to the time such disclosure might otherwise be required.
After the delivery of a Suspension Certificate by Holders of Registrable Securities, the Company may, in its discretion, require such Holders of Registrable Securities to refrain from selling or otherwise transferring or disposing of any Registrable Securities or other Company securities then held by such Holders for a specified period of time that is customary under the circumstances (not to exceed thirty (30) days). Notwithstanding the foregoing sentence, the Company shall be permitted to cause Holders of Registrable Securities to so refrain from selling or otherwise transferring or disposing of any Registrable Securities or other securities of the Company on only one occasion during each twelve (12) consecutive month period that the Registration Statement remains effective. The Company may impose stop transfer instructions to enforce any required agreement of the Holders under this Section 8(c).

 (d) Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed delivered (i) on the date of transmission when delivered via email prior to 5:00 p.m. (New York City time) on a Business Day, (ii) one Business Day after transmission when delivered via email later than 5:00 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) upon delivery when delivered personally, (iv) three (3) days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (v) one (1) Business Day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:
If to the Company:

c/o 154 Vouliagmenis Avenue 6674 Glyfada, Greece Attention: Chief Executive Officer

With a copy (which shall not constitute notice) to:

Seward & Kissel LLP One Battery Park Plaza New York, NY 10004 Fax: (212) 480-8421 Attention: Gary Wolfe

If to the Investor, to:

Cargill International SA, 14 Chemin-de-Normandie, 1206 Geneva, Switzerland Attention: George Wells, Kyriakos Attikouris, Ann Shazell and Brian Lewis

With a copy to:

Reed Smith LLP 599 Lexington Avenue, 22nd Floor New York, NY, 10022 Attention: Danielle Carbone

Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.
(e) Successors and Assigns. This Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors and assigns. The Company may not assign its rights or obligations hereunder without the prior written consent of all of the Holders of the then-outstanding Registrable Securities, provided a sale of the Company shall not be deemed an assignment. Any Holder may assign its rights hereunder to a purchaser or transferee of Registrable Securities; provided, that (i) the Company is furnished a written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned and (ii) such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as a Holder whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee was originally included in the definition of an Holder herein and had originally been a party hereto.
(f) Execution in Counterparts; Facsimile Signatures. This Agreement and any amendment, waiver or consent hereto may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. All such counterparts may be delivered among the parties hereto by facsimile or other electronic transmission, which shall not affect the validity thereof.
(g) Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of New York without regard to conflicts of laws principles. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against the parties hereto or thereto in the courts of the State of New York, County of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. The parties hereby expressly waive all rights to trial by jury in any suit, action or proceeding arising under this Agreement.
(h) Cumulative Remedies. All remedies, either under this Agreement or by law, afforded to the parties hereto, shall be cumulative and not alternative.
(i) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
(j) Section Headings and References. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. Any reference in this Agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.
[Remainder of page intentionally left blank; Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.
THE COMPANY:

SEANERGY MARITIME HOLDINGS CORP.

By:	/s/ Stamatios Tsantanis
Name:	Stamatios Tsantanis
Title:	Chief Executive Officer

[Investor Signature page follows]

INVESTOR:

CARGILL INTERNATIONAL SA

By:	/s/ George Wells
Name:	George Wells
Title:	Assistant Vice President

[Investor signature page to Registration Rights Agreement]